UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

DARKPULSE, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

DARKPULSE, INC.

3 COLUMBUS CIRCLE, 15TH FL.

NEW YORK, NY, 10019

July [*], 2025

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

To the Stockholders of DarkPulse, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of DarkPulse, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), in connection with the corporate actions described below taken by the Company’s Board of Directors (“Board”) and by, Dennis O’Leary, a shareholder representing a majority of the voting control of the Company (the “Majority Shareholder”). The Majority Shareholder, by written consent in lieu of a meeting delivered on July 8, 2025, pursuant to Section 228 of Title 8 the Delaware General Corporation Law (“DGCL”) and Article II, Section 11 of our bylaws, provided approval for the following corporate actions, respectively (the “Authorizations”):

Item 1.	Approval of a proposal to amend our Certificate of Incorporation (the “Certificate of Incorporation”) to increase our authorized shares of common stock, par value $0.0001 per share (the “Common Stock”), from 20,000,000,000 to 30,000,000,000 (the “Authorized Increase”); and

Item 2.	Approval of a proposal to amend our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding Common Stock any time before May 30, 2026, at a ratio ranging from one-for-ten (1:10) to one-for-two hundred (1:200) (the “Reverse Split”) with the exact ratio within such range to be determined at the sole discretion of the Company’s Board of Directors (the “Board”), without further approval or authorization of our stockholders before the filing of an amendment to the Certificate of Incorporation effecting the proposed Reverse Split;

All of the members of the Board, by unanimous written consent in lieu of a meeting, as provided under the DGCL, provided similar authorizations on July 7, 2025.

The accompanying Information Statement is being furnished to our stockholders of record as of July 8, 2025 (the “Record Date”), in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, solely for the purpose of informing our stockholders of the actions taken by written consent. As the matters set forth in the accompanying Information Statement have been duly authorized and approved by the written consent of the holders of more than a majority of the Company’s voting securities, your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the rules and regulations prescribed thereunder, including Regulation 14C. The accompanying Information Statement also serves as the notice required by Section 228 of Title 8 of the DGCL of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders. You do not need to do anything in response to this Notice and the Information Statement.

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Pursuant to Rule 14c-2(b) promulgated by the SEC under the Exchange Act, the actions approved by the Authorizations and the written consent of the Board, cannot become effective until 20 days from the date of mailing of the Definitive Information Statement to our stockholders as of the Record Date.

THIS IS NOT A NOTICE OF A MEETING AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Dennis O’Leary
Dennis O’Leary

Chief Executive Officer

July [*], 2025

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the DGCL are afforded to the Company’s stockholders as a result of the approval of the Authorizations.

The consents we have received constitute the only stockholder approval required under the DGCL, our Certificate of Incorporation, and our Bylaws, to approve the (i) the Authorized Increase, and (ii) the Reverse Split. Our Board of Directors is not soliciting your consent or your proxy in connection with the actions and neither any consents nor any proxies are being requested from stockholders.

Vote Required

The vote, which was required to approve the above Authorizations, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each share of Common Stock entitles the holder thereof to one vote. The holders of Series A Preferred Stock are entitled to a number of votes equal to the fully-diluted number of votes not including the Series A Preferred Stock plus 1,000,000 votes. Each share of Series D Preferred Stock is entitled to 6,000 votes per share.

The record date for determining those shareholders of the Company entitled to receive this Information Statement is the close of business on July 8, 2025 (the “Record Date”). As of the Record Date, the Company had an aggregate voting power of 30,856,310,824 votes attributable to all outstanding shares of voting stock outstanding, with 14,898,245,412 shares being votable Common Stock, and 88,335 shares being votable Preferred Stock. All outstanding shares are fully paid and nonassessable.

Vote Obtained

Section 228(a) of the DGCL and Section Article II, Section 11 of our bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, via written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

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The approximate ownership percentage of the voting stock of the Company as of the Record Date of the consenting stockholders who voted to approve the (i) the Authorized Increase, and (ii) the Reverse Split, totaled in the aggregate approximately 51.32%.

Notice Pursuant to Section 228 of the DGCL

Pursuant to Section 228 of the DGCL, no advance notice is required to be provided to the other shareholders, who have not consented in writing to such action, of the taking of the stated corporate action without a meeting of stockholders. No additional action will be undertaken pursuant to such written consents, and no dissenters’ rights under the DGCL are afforded to the Company’s stockholders as a result of the action to be taken.

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

The following approvals should be read in conjunction with the information provided in the Table of Contents above.

ITEM 1. – INCREASE IN AUTHORIZED SHARES

Our Board of Directors and the holder of a majority of the voting power of our stockholders have approved an amendment to our Certificate of Incorporation to increase our authorized shares of Common Stock from 20,000,000,000 to 30,000,000,000. The increase in our authorized shares of Common Stock will become effective upon the filing of the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. We will file the amendment to our Certificate of Incorporation to effect the increase in our authorized shares of Common Stock (the “Amendment”) approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

Outstanding Shares and Purpose of the Amendment

Our Certificate of Incorporation currently authorizes us to issue a maximum of 20,000,000,000 shares of Common Stock. As of July 8, 2025, we had 14,898,245,412 shares of Common Stock issued and outstanding; however, we have entered into a series of settlement transactions which require us to maintain a reserve of shares for exercises of rights. In addition, in order to obtain future financings, we may be required to have additional authorized and unissued shares reserved for issuance. A summary of our outstanding settlement transactions which, pursuant to their various terms, require the increase of authorized shares of Common Stock is as follows:

Settlement Agreement with GS Capital Partners, LLC

July 24, 2024, we entered into a Settlement Agreement with GS Capital Partners, LLC (“GS Capital”) pursuant to which the Company entered into a confession of judgment in favor of GS Capital in the amount of $2,673,423.19 (the “Balance”). Upon approval of the court on August 19, 2024, the Company will issue to GS Capital free-trading and unrestricted shares of Common Stock pursuant to drawdown requests in the amounts determined by GS Capital, subject to a 4.99% beneficial ownership limitation. The shares will be issued a price per share equal to the average of the three lowest VWAPs for the five prior trading days. GS Capital will be allowed to sell, the greater of (1) in one week, no more than 1% of the total outstanding shares of the Company on a non-cumulative basis at the “ask” price, and (2) 15% of the daily trading volume of the Common Stock on any single trading day. Each drawdown will reduce the Balance. The Company is required to reserve 2,500,000,000 shares of Common Stock.

Waiver and Rights Agreement with GHS Investments LLC

On August 14, 2024, we entered into the Waiver and Rights Agreement (the “Waiver Agreement”) with GHS Investments LLC (“GHS”). We had made several puts under the various equity financing agreements with GHS without having an effective registration statement in place. The inability to have a continuous registration statement in place constituted a default under the various equity financing agreements and registration rights agreements. Pursuant to the Waiver Agreement, as a waiver of defaults under the Registration Rights Agreement, we agreed to grant to GHS the right to receive up to 962,489,983 shares of Common Stock, subject to a 4.99% beneficial ownership limitation.

Series A Preferred Stock

One Business Day (as defined in the designation) prior to the occurrence of a Change of Control (as defined in the designation) (the “Conversion Date”), the shares of Series A Preferred Stock shall automatically convert into shares of Common Stock of the Company on a pro rata basis (the “Conversion Shares”) which shall equal 25% of the fully-diluted shares of Common Stock the Company as of the Conversion Date or securities of the post-merger entity if the “Change of Control” is a merger of the Company into another entity or if the Company becomes a subsidiary of another entity.

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Security	Shares to be Reserved out of Authorized
Outstanding shares of Common Stock:	14,898,245,412 shares of Common Stock
Shares of Common Stock to be issued pursuant to Settlement Agreement with GS Capital:	2,500,000,000 shares of Common Stock
Shares of Common Stock to be issued pursuant to Waiver Agreement with GHS:	962,489,983 shares of Common Stock:
Shares of Common Stock to be issued pursuant to conversions of issued and outstanding shares of Series A Preferred Stock:	3,750,000,000 shares of Common Stock
Total:	22,110,735,395 shares of Common Stock

Based on the above, the Board of Directors believes that the increase in our authorized Common Stock will allow us to comply with existing agreements and will also provide us greater flexibility with respect to the Company’s capital structure for purposes of obtaining additional financings.

Effects of the Increase in Authorized Common Stock

In the event of conversions of shares of preferred stock and the exercise of rights and the resulting increase in outstanding shares of Common Stock, the additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although conversions of shares of preferred stock, rights exercises, and the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock pursuant to the conversions of preferred stock and exercise of rights, among others (other than by way of a stock split or dividend), would have the effect of diluting existing stockholders.

At present, the Board of Directors has no specific plans to issue the additional shares of Common Stock authorized by the Amendment (except as disclosed above and in previous SEC filings). However, we anticipate that some of these additional shares will be used in the future for various purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding our business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

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ITEM 2. – REVERSE STOCK SPLIT

Overview

On July 7, 2025, the Board acted unanimously to adopt the proposal for a reverse split (the “Reverse Split Proposal”) to amend our Certificate of Incorporation to enable a potential reverse stock split of our issued and outstanding Common Stock at a ratio ranging from one-for-ten (1:10) to one-for-two hundred (1:200) (the “Reverse Split”) with the exact ratio within such range to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion provided that the Reverse Split be effected prior to May 30, 2026.

Effecting the Reverse Split requires that our Certificate of Incorporation be amended to include a reference to the Reverse Split. If approved by the Board, the Reverse Split will be effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of Delaware, with such filing to occur, if at all, at the sole discretion of the Board and prior to May 30, 2025.

If implemented, except for de minimis adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares would not be affected by the Reverse Split.

Purpose and Rationale for the Reverse Split

Our Common Stock is quoted on the OTCID under the symbol “DPLS.” Our Common Stock has traded at low prices for some time. The Reverse Split is intended to increase the per share stock price for a potential quotation on OTCQB, which requires a sustained trading price of $0.01 or higher. We believe that if we are successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If we are successful in generating interest among such entities, we anticipate that our Common Stock would have greater liquidity and a stronger investor base. In addition to increasing the market price of our Common Stock, the Reverse Split would also reduce certain of our costs, as discussed below. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Split is in the Company’s and our stockholders’ best interests.

Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that the post Reverse Split price would remain following the Reverse Split.

Reducing the number of outstanding shares of our Common Stock through the Reverse Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after the Reverse Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split.

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In evaluating the Reverse Split, our Board also took into consideration negative factors associated with Reverse Split. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. The Board, however, determined that these negative factors were outweighed by the potential benefits. The last reverse stock split of our Common Stock was in 1996 (around 29 years ago) and our Board believes that, given its status as a small cap, development stage company, the Reverse Split is reasonable.

Our Board does not intend for this transaction to be the first step in a series of plans or proposals to effect a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Determination of the Ratio for the Reverse Split

In determining the split ratio range, the Board considered numerous factors, including the historical and projected performance of our Common Stock and prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our Common Stock in the period following the effectiveness of the Reverse Split due to a desire to qualify for OTCQB quotation.

Potential Effects of the Reverse Stock Split

The immediate effect of the Reverse Split will be to reduce the number of shares of Common Stock outstanding, and to increase the trading price of the Common Stock. However, the effect of any reverse stock split upon the market price of the Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is varied. We cannot assure you that the trading price of the Common Stock after the Reverse Split will rise in exact proportion to the reduction in the number of shares of the Common Stock outstanding as a result of the Reverse Split. Also, as stated above, we cannot assure you that the Reverse Split will lead to a sustained increase in the trading price of the Common Stock. The trading price of the Common Stock may change due to a variety of other factors, including our operating results, other factors related to our business, and general market conditions.

Effect on Options, Warrants and Other Securities

All outstanding options, warrants, and other securities entitling their holders to purchase shares of Common Stock will be adjusted as a result of the Reverse Split, as required by the terms of these securities. In particular, the conversion ratio for each instrument will be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument.

Other Effects on Outstanding Shares

As stated above, the rights of the outstanding shares of Common Stock will remain the same after the Reverse Split.

The Reverse Split may result in some stockholders owning “odd-lots” of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Our Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the Company’s Common Stock under the Exchange Act.

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Authorized Shares

The Reverse Split will not change the number of authorized shares of our Common Stock under our Certificate of Incorporation. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase. Under our Certificate of Incorporation, as amended, we have authorized the issuance of up to 20,002,000,000 shares, which includes up to 20,000,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock par value $0.01 per share and, of those, 100 shares have been designated as Series A Preferred Stock and 100,000 shares have been designated as Series D Preferred Stock. Besides what has been previously disclosed in our Exchange Act filings, we do not currently have any plans, proposal or arrangement to issue any of oue authorized but unissued shares of Common Stock. However, it is possible that some of these additional shares could be used in the future for various purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the our business or product lines through the acquisition of other businesses or products.

By increasing the number of authorized but unissued shares of Common Stock, the Reverse Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, it may be possible for the Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company or its stockholders. The Reverse Split, therefore, may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Split may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, the Board is not aware of any attempt to take control of the Company, and the Board has not approved the Reverse Split with the intent that it be utilized as a type of anti-takeover device.

Effective Date

If our Board concludes that it is in the best interests of the Company and our stockholders to effect the Reverse Split by May 30, 2026, the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware. The actual timing of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware to effect the Reverse Split will be determined by our Board in its sole discretion but will be no later than May 30, 2026. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by our stockholders. Finally, the Board alone will have sole discretion to determine the final ratio of the Reverse Split within the parameters contained in this proposal. The Reverse Split will be effective as of the date of filing with the Secretary of State of the State of Delaware (the “Effective Time”).

Upon the filing of the Certificate of Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Split ratio as determined by the Board in its sole discretion.

Treatment of Fractional Shares

We will not issue fractional shares in connection with the Reverse Split. Instead, any fractional share resulting from the Reverse Split will be rounded up to the nearest whole share.

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Record and Beneficial Stockholders

As of the Record Date, we had 957 holders of record of our Common Stock. We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

If our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares of Common Stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of Common Stock they hold after the Reverse Split. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Split than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

Accounting Consequences

The par value of the Common Stock will remain unchanged at $0.0001 per share after the Reverse Split. Also, the capital account of the Company will remain unchanged, and the Company does not anticipate that any other accounting consequences will arise as a result of the Reverse Split.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If our Board elects to implement the Reverse Split, the Reverse Split will be implemented by filing an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. We will obtain a new CUSIP number for the new Common Stock effective at the time of the Reverse Split.

As of the Effective Time, each certificate representing shares of Common Stock before the Reverse Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Split. All options, warrants, and other securities will also be automatically adjusted on the effective date.

We anticipate that our transfer agent will act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the Effective Tate, stockholders will be notified of the effectiveness of the Reverse Split. Stockholders of record will receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the Reverse Split. Persons who hold their shares in brokerage accounts or “street name” will not be required to take any further actions to effect the exchange of their certificates. Instead, the holder of the certificate will be contacted.

No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Split will continue to be valid and will represent the adjusted number of shares based on the exchange ratio of the Reverse Split, rounded up to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information as to our directors, named executive officers, and executive officers and each person owning of record or was known by the Company to own beneficially shares of stock greater than 5% of the 14,898,333,647 (14,898,245,412 common plus 88,235 preferred) shares as of the Record Date. The table includes preferred stock that is convertible into common stock and information as to the ownership of the Company's Stock by each of its directors, named executive officers, and executive officers and by the directors and executive officers as a group. There were no stock options outstanding as of the Record Date. Except as otherwise indicated, all shares are owned directly, and the persons named in the table have sole voting and investment power with respect to shares shown as beneficially owned by them. The address for each of our directors, named executive officers, and executive officers is 3 Columbus Circle, Floor 15, New York, NY 10019.

Name and Position	Shares of Common Stock Owned	Shares of Series A Preferred Stock Owned(1)	Shares of Series D Preferred Stock Owned(2)	Amount and Nature of Beneficial Ownership(3)	Percentage of Beneficial Ownership	Votes	Percentage of Votes
Dennis O’Leary, CEO and Director	–	100	67,647	135,294	*	15,833,937,412	51.32%
Dr. Anthony Brown, Director	–	–	5,882	11,764	*	35,292,000	*
Craig Atkin, Director	–	–	–	–	–	0	–
George Pappas	2,000,000	–	–	–	–	2,000,000	*
Total named executive officers, executive officers, and directors (four persons)	2,000,000	100	73,529	147,058	*	15,871,229,412	51.44%

* Less than 1%

(1)	The shares of Series A Preferred Stock are not convertible into shares of the Company’s Common Stock. The holders of the Series A Preferred Stock shall be entitled to vote, on a pro-rata basis, on all matters subject to a vote or written consent of the holders of the Company’s Common Stock, and on all such matters, the shares of Series A Preferred Stock shall be entitled to that number of votes equal to the number of votes that all issued and outstanding shares of Common Stock and all other securities of the Company are entitled to, as of any such date of determination, on a fully diluted basis, plus 1,000,000 votes, it being the intention that the holders of the Series A Preferred Stock shall have effective voting control of the Company, on a fully diluted basis.

(2)	Each share of Series D Preferred Stock is convertible, at the option of the holder, into two shares of our Common Stock. Each share of Series D Preferred Stock entitles the holder to 6,000 votes on all matters submitted to a vote of our stockholders and is convertible at the election of the holder into two shares of Common Stock.

(3)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this Prospectus.

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INTERESTS OF CERTAIN PERSONS IN THE AUTHORIZATIONS

Unless indicated herein, no officer, director, nominee for election as a director, associate of any director, executive officer or nominee, or beneficial owner of more than 5% of our Common Stock has any substantial interest in the matters acted upon by our Board and shareholders, other than in their role as an officer, director or beneficial owner.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements concerning the effects of the stockholder approval and statements using terminology such as “expects,” “should,” “would,” “could,” “intends,” “plans,” “anticipates,” “believes,” “projects” and “potential.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties, and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements.

In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements.

ADDITIONAL INFORMATION

Householding of Materials

Unless we have received contrary instructions, we may send a single copy of this Information Statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding”, reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

●	If the shares are registered in the name of the stockholder, the stockholder should contact us at 3 Columbus Circle, Floor 15, New York, NY 10019, (800) 436-1436 to inform us of such stockholder’s request; or

●	If a bank, broker, nominee, fiduciary or other custodian holds the shares, the stockholder should contact the bank, broker, nominee, fiduciary or other custodian directly.

Costs

We will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries who are record holders of our Common Stock for the forwarding of this Information Statement to the beneficial owners of our Common Stock. We will reimburse these brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

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Where you can find more information

We are subject to the information requirements of the Exchange Act, and file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information we file at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information on the operation of the SEC’s public reference facilities. The SEC maintains a website that contains reports, proxy statements, and other information, including those filed by us, at http://www.sec.gov.

You may request a copy of these filings, at no cost, by requesting them via e-mail from the Company at the following address and telephone number:

Dennis O’Leary

Chief Executive Officer

3 Columbus Circle

Floor 15

New York, NY 10019

(800) 436-1436

doleary@darkpulse.com

Our Common Stock is currently quoted on the OTCID under the symbol “DPLS.”

Our transfer agent is Standard Registrar and Transfer Company. Their address is 440 East 400 South, Suite 200, Salt Lake City, UT 84111 and their telephone number is (801) 571-8844.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act. This Information Statement is being mailed on or about July [*], 2025 to all stockholders of record as of the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

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